                           SCHEDULE 14C INFORMATION
                       INFORMATION STATEMENT PURSUANT TO
           SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934

CHECK THE APPROPRIATE BOX:

  [ ] PRELIMINARY INFORMATION STATEMENT
  [X] DEFINITIVE INFORMATION STATEMENT (SUPPLEMENT)


                     MOBLEY ENVIRONMENTAL SERVICES, INC.
                --------------------------------------------
                (Name of Registrant as Specified in Charter)


                     MOBLEY ENVIRONMENTAL SERVICES, INC.
            ----------------------------------------------------
            (Name of Person(s) Filing the Information Statement)


PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

  [X] NO FEE REQUIRED
  [ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14c-5(g) AND 0-11.

      (1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

          -------------------------------------------------------------------

      (2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

          -------------------------------------------------------------------

      (3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11:(1)


      (4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

          -------------------------------------------------------------------


  [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
      RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OF THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1) AMOUNT PREVIOUSLY PAID:
                                  -------------------------------------------
      (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
                                                        ---------------------
      (3) FILING PARTY:
                        -----------------------------------------------------
      (4) DATE FILED:
                      -------------------------------------------------------

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(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

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                     SUPPLEMENT TO INFORMATION STATEMENT
                               DATED MAY 9, 1997
            TO SHAREHOLDERS OF MOBLEY ENVIRONMENTAL SERVICES, INC.
                            RELATING TO THE PENDING SALE
               OF ITS HYDROCARBON RECYCLING AND RECOVERY BUSINESS

     This supplement is being provided to you to notify you of a typographical error contained in the above-described Information Statement. In particular, market quotations contained under the caption "Market Information" on page 30 of the Information Statement indicated (i) that the low closing price for the Company's Class A Common Stock for the Quarter Ended March 31, 1996 was 5 5/8, and (ii) the high closing price for such stock for the Quarter Ended September 30, 1996 was 15 15/16, which are incorrect. The correct information is set forth in the table below:

Quarter Ended                       1996                      1995
--------------             ---------------------     --------------------
                             High          Low         High        Low
                           --------      ------      ------      --------

March 31                   $  1 1/4      $5.5/8      $1 3/4       $1 3/8
June 30                       1 1/4         5/8       2            1 3/8
September 30                 15.5/16        1/2       2            1 5/16
December 31                     3/4         1/8       1 3/8          1/2


Thank you for your attention to this matter.

                                        By Order of the Board of Directors of

                                        MOBLEY ENVIRONMENTAL SERVICES, INC.

                                        W. Christopher Chisholm, Secretary


May 12, 1997